Exhibit 10.1

TRANSLATION FOR REFERENCE ONLY

Draft Addendum to the Sub-Concession Contract for the Operation of Games of Luck and Chance or Other Games in Casino in the Special Administrative Region of Macau

Between

Sociedade de Jogos de Macau, S.A., hereinafter the “concessionaire”, with registered office address in Macau, at Avenida de Lisboa, n.ºs 2 a 4, Hotel Lisboa, 9.º andar, registered with the Commercial and Moveable Property Registrar under no. 15056, herein represented by its directors Leong On Kei (holder of Macau Resident ID Card no. 7385888(8)) e So Shu Fai Ambrose (holder of Macau Resident ID Card no. 1263414(3)),

and

MGM Grand Paradise S.A., hereinafter the “sub-concessionaire”, with registered office address in Macau, at Avenida do Dr. Sun Yat Sen, n.º 1101, Edifício MGM Macau, registered with the Commercial and Moveable Property Registrar under no. 18972, herein represented by its director Ho, Pansy Catilina Chiu King (holder of Macau Resident ID Card no. 1263414(3)).

Whereas,

The Parties hereby accept and enter into the present administrative contract of sub-concession for the operation of games of luck and chance or other games in casino, governed by the provisions below.

Clause One:

Clause eight of the Sub-Concession Contract for the Operation of Games of Luck and Chance or Other Games in Casino entered into between Sociedade de Jogos de Macau, S.A., as a concessionaire, and MGM Grand Paradise S.A., as a sub-concessionaire, is hereby amended as follows:

“Clause eight – Term of the sub-concession

One. The term of the sub-concession is extended up until twenty six June of the year two thousand twenty two.

Two. [unchanged].”

TRANSLATION FOR REFERENCE ONLY

Clause Two:

Clauses sixty three-A and sixty nine-A are added to the contract:

“Clause sixty three-A—Bank guarantee for security of labor liabilities

One. The sub-concessionaire agrees to provide a bank guarantee on first demand, of an amount no lower than MOP$820,000,000.00 (eight hundred and twenty thousand Patacas), in favor of the Government, to secure the satisfaction of the labor liabilities after the term of the contract.

Two. The Government may demand the increase of the amount of the security mentioned above, in light of the number of employees employed by the sub-concessionaire.

Three. The sub-concessionaire agrees to carry out all diligences for the satisfaction of all obligations arising of the survival of the bank guarantee mentioned in paragraph One.

Four. After the end of this contract, the Government may enforce the bank guarantee mentioned in paragraph One if the sub-concessionaire fails to satisfy its labor liabilities within the deadline set forth by the Government.

Five. The bank guarantee mentioned in paragraph One may only be cancelled upon authorization given by the Government.

Six. The costs arising of the issuance, maintenance and cancellation of the bank guarantee mentioned in paragraph One fall entirely under the sub-concessionaire’s responsibility.

Clause sixty nine-A – Adherence to the Non-Mandatory Central Provident Fund

The sub-concessionaire agrees to adhere to the Non-Mandatory Central Provident Fund, established under Law no. 7/2017.”

TRANSLATION FOR REFERENCE ONLY

Clause Three:

One. In consideration of the extension of the term of the sub-concession for the operation of games of luck and chance or other games in casino up until 26 June 2022, the sub-concessionaire agrees to pay to Macau SAR, upon the execution of this addendum to the contract, MOP$200,000,000.00 (two hundred million Patacas).

Two. The sub-concessionaire agrees to comply with clauses sixty three-A and sixty nine-A added by this addendum to the contract, within three months starting from the date of execution of this addendum to the contract.

Clause Four:

This addendum to the sub-concession contract, executed in both official languages, is entered into in triplicate, with one original belonging to the concessionaire, one other original to the sub-concessionaire and one other original to the Government of Macau SAR.

Macau, 15 March 2019.

On behalf of the concessionaire	On behalf of the sub-concessionaire

/s/ Leong On Kei	/s/ Ho, Pansy Catilina Chiu King
Leong On Kei	Ho, Pansy Catilina Chiu King

On behalf of the concessionaire

/s/ So Shu Fai Ambrose
So Shu Fai Ambrose

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